UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20546

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 21, 2007

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2007, Lawrence J. Mazur, Secretary of Horizon Bancorp (the “Company”) and Chief Estate and Financial Planning Advisor for Horizon Trust and Investment Management, N.A. (the “Trust Company”), notified the Company of his resignation from all positions he holds with the Company and its affiliates. The Trust Company is a wholly owned subsidiary of the Company’s banking subsidiary, Horizon Bank, N.A.

Mr. Mazur will remain available to assist the Trust Company and the Company with various administrative and transition matters until June 20, 2007. In addition, Mr. Mazur will continue to conduct the Bridges to Tomorrow seminars on behalf of the Trust Company. Mr. Mazur will also continue to pursue his life long dream of writing a financial planning book.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 25, 2007	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight, President and Chief Executive Officer